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                                                                   Exhibit 10.47


                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT, made as of March 15, 1996, by and between JEFFCO EXPRESS MEDICAL SUPPLY, INC., a New York corporation having its principal place of business at 144 East Kingsbridge Road, Mount Vernon, New York 10550 (the "Company"), and JEFF SCHWARTZ, residing at 41 Roslyn Court, Port Jefferson, New York 11777 (the "Executive").

                              W I T N E S S E T H:

                           WHEREAS, the Executive is the sole stockholder of
the Company;

                           WHEREAS, the Company desires to retain the Executive
as its President and Chief Operating Officer to advance the business and interests of the Company on the terms and conditions set forth herein;

                  WHEREAS, the Executive desires to provide his services to the Company in such capacities, on and subject to the terms and conditions hereof.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein and other good and valuable consideration, the parties hereto hereby agree as follows:

                  1. EMPLOYMENT. Subject to all of the terms and conditions hereof, the Company does hereby employ the Executive, effective as of March 15, 1996 (the "Effective Date"), for a term commencing on the date hereof and ending on the date which is five
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(5) years after the date hereof (subject to early termination as provided herein) (the "Employment Term"), as its President and Chief Operating Officer, and the Executive does hereby accept such employment.

                  2. DUTIES OF EXECUTIVE. The Executive shall, during the term of employment hereunder, perform such executive and administrative duties and functions as may from time to time be appropriate, subject at all times to the control and direction of the Board of Directors and the Chairman of the Board and Chief Executive Officer of the Company. The Executive agrees to devote all of his business time to the business and affairs of the Company. The Executive agrees to perform his duties hereunder faithfully, diligently and to the best of his abilities and to refrain from engaging in any other business activity that does, will or could be deemed to interfere with the performance of his duties hereunder or does, will or could reasonably be deemed to conflict with the best interests of the Company. The Executive agrees to accept the payments to be made to him under this Agreement as full and complete compensation for the services required to be performed by, and the covenants of, the Executive under this Agreement.

                  3. COMPENSATION.

                           3.1 BASE SALARY. The Company agrees to pay the
Executive an annual base salary at the rate of One Hundred Fifty Thousand Dollars ($150,000) per annum (the "Base Salary") payable

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in substantially equal installments every week or in such other manner as the
Company may generally pay its employees. The Base Salary may be increased, but not decreased, from time to time; provided, however, that this Agreement shall not be deemed abrogated or terminated if the Company shall determine to increase the Base Salary (or any other compensation of the Executive) for any period of time, or if the Executive shall accept such increase. The Company agrees to review the Base Salary of the Executive on an annual basis; but nothing contained herein shall be deemed to obligate the Company to increase the Base Salary at such time, or at any other time. Notwithstanding anything contained herein, the Base Salary may not be decreased by the Company without the consent of the Executive.

                        3.2 REGULAR BENEFITS. The Executive shall be entitled to participate in any health insurance, accident insurance, hospitalization insurance, life insurance, pension, or any other similar plan or benefit afforded to its officers generally, if and to the extent that the Executive is eligible to participate in accordance with the provisions of any such insurance, plan or benefit generally (such benefits, collectively, the "Regular Benefits"). Nothing contained herein is intended, or shall be construed, to require the Company to institute or retain any Regular Benefit, or any particular plan, insurance or benefits.

                        3.3 BONUS PROGRAM. In order to provide performance-based incentive compensation to the Executive, the

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Company hereby agrees to pay the Executive, in addition to the Base Salary, a bonus (the "Cash Bonus") in respect of the first year during the Employment Term (the "Initial Year"), in an amount equal to ten (10) percent of the excess of the "pre-tax income" of the Company, which shall be based upon the financial statements of the Company and prepared in accordance with generally accepted accounting principles on a "stand-alone" basis, over $300,000. The Company's pre-tax income shall be determined by the Board of Directors of the Company (or a subcommittee thereof appointed for such purpose) based on the unaudited financial statements of the Company with respect to the Initial Year, which shall be prepared in accordance with generally accepted accounting principles on a "stand-alone" basis (i.e., actual costs and expenses of the Company and direct and indirect allocable costs and expenses shall be taken into account in the preparation of the unaudited financial statements on a "stand-alone" basis). The Board of Directors of the Company (or a subcommittee thereof appointed for such purpose) shall determine the extent, if any, to which the Cash Bonus shall have been earned, which determination shall be made on or before the ninetieth (90th) day (the "Determination Date") following the completion of the Initial Year. The Cash Bonus, if any, shall be paid to the Executive on or before the tenth (10th) day following the Determination Date (the "Payment Date"). In any event, all matters pertaining to the determination of the Company's pre-tax income and the payment of the Cash Bonus to the Executive hereunder, shall be administered by the Board of Directors of the

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Company (or a subcommittee thereof appointed for such purpose) in its reasonable discretion consistent with the terms hereof, the determination of which shall be final, conclusive and binding for all purposes. Following the Initial Year, a new bonus program will be developed which will be mutually acceptable to the Executive and the Company and it is intended that this new bonus program will be an upward modification of the first year's plan.

                           3.4 AUTOMOBILE ALLOWANCE. The Company recognizes that
the Executive will require the use of an automobile for business purposes. Therefore, the Company will provide the Executive with an automobile allowance of $500 per month. In addition, the Company will reimburse the Executive for his gas and normal repair expenses for the operation of the automobile for business purposes.

                  4. TERMINATION AND SEVERANCE ARRANGEMENTS.

                           (a) The Executive's employment hereunder may be
terminated under the following circumstances:

                                    (i) The Executive may terminate his
employment hereunder at any time on not less than ninety (90) days' prior written notice to the Company.

                                    (ii) In the event of the death of or
adjudicated incompetency or adjudicated insanity of the Executive during the Employment Term, this Agreement and all benefits payable hereunder shall terminate on the date of death or adjudication of incompetency or adjudicated insanity of the Executive.

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                                    (iii) If the Executive, because of illness,
injury or other incapacitating condition, is unable to perform the services required to be performed by him under this Agreement for a period or periods aggregating more than sixty (60) days in any twelve (12) consecutive months or a period of forty-five (45) consecutive days during any twelve (12) month period, then the Company, in its sole discretion, may terminate this Agreement by giving notice thereof to the Executive, and this Agreement and all benefits payable hereunder shall terminate upon the date of such notice.

                                    (iv) The Company may terminate the
Executive's employment at any time "for Cause". For purposes of this Agreement, the term "Cause" shall mean: (A) gross negligence of the Executive in the performance of his duties, (B) the Executive's commission of any felony or any misdemeanor involving violence, drugs, dishonesty or a breach of trust, (C) any material misappropriation, or material conversion of any property of the Company or any of its "affiliates" (as such term is defined herein) (whether or not a felony or misdemeanor), or any embezzlement of the Company's or its affiliates' property, (D) the willful engagement by the Executive in conduct which is materially injurious to the Company or any of its affiliates, (E) the Executive's material breach of any of the covenants contained herein. As used herein, the term "affiliates" shall have the meaning ascribed to such term in Rule 405 of the Securities Act of

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1933, as amended, and shall include, but not be limited to, all direct and indirect subsidiaries.

                           (b) Upon any termination of the Executive's
employment under Section 4(a) of this Employment Agreement, the Executive shall be entitled to receive solely all amounts and benefits to be paid or provided by the Company under Sections 3.1 and 3.2 of this Employment Agreement to the date of such termination.

                  5. EXECUTIVE COVENANTS.

                           5.1 NON-COMPETITION COVENANT.

                           (a) The Executive expressly covenants and agrees
that, during the period commencing on the Effective Date and ending on the Termination Date (as hereinafter defined), subject to extension as provided herein, the Executive will not compete, directly or indirectly, own, manage, operate, join, control or participate in or be connected with as an officer, employee, consultant, partner, stockholder, lender, or otherwise, any Competitor, as defined below, or any subsidiary or affiliate thereof. For purposes hereof, a "Competitor" shall be deemed to mean any business, individual, partnership, firm, corporation or organization (other than the Company or any direct or indirect subsidiary or affiliate of the Company (collectively, the Company Affiliates")) anywhere in the United States which is
(i) in competition with the then-business of the Company or any Company Affiliate, or (ii) involved in the business of the Company or any Company Affiliate (i.e., the medical products business) as then

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conducted by any person, firm or corporation which shall succeed to all or a substantial part of the business of the Company or any Company Affiliate.

                           (b) Nothing in this Agreement is intended, or shall
be construed, to prevent Executive during the term hereof or thereafter from investing in the stock or other securities listed on a national securities exchange or traded in the over-the-counter market of any corporation which is at the time a Competitor provided that Executive and members of his immediate family shall not, directly or indirectly, hold, beneficially or otherwise, in the aggregate, more than one percent (1%) of any issue of such stock or other securities of any one (1) such corporation.

                           (c) During the period commencing on the date hereof
and ending on the Termination Date, the Executive agrees that he will not, directly or indirectly, interfere with or solicit (i) any of the business, customers or accounts of the Company or any of the Company Affiliates which existed at any time during the period commencing on the Effective Date and ending on the Termination Date, or (ii) any prospective customer of the Company or any Company Affiliate whose business the Company or any Company Affiliate is in the process of soliciting at any time during the period commencing on the Effective Date and ending on the Termination Date; and during the period commencing on the date hereof and ending on the Termination Date, the Executive agrees that he will not, directly or indirectly, solicit (i) the employment of or hire any employee or representative of the Company

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or any of the Company Affiliates who was so employed, or otherwise had a commercial relationship with the Company or any Company Affiliate, at any time during the period commencing on the Effective Date and ending on the Termination Date, or (ii) any supplier of the Company or any of the Company Affiliates at any time during the period commencing on the Effective Date and ending on the Termination Date, or induce or request any such person or business entity to curtail or terminate its commercial or employment relationship with the Company or any of the Company Affiliates.

                           (d) As used herein, "Termination Date" means the
later to occur of (i) the fifth (5th) anniversary of the Effective Date of this Agreement, or (ii) the date as of which the Executive ceases to be engaged by the Company, or any of the Company Affiliates, in a capacity substantially similar to the Executive's duties and responsibilities as outlined herein, plus two (2) years if the Company exercises its Non-Competition Extension Option (as hereinafter defined).

                           (e) In the event this Employment Agreement is not
renewed or otherwise renegotiated on terms and conditions mutually agreeable to the Company and the Executive on or before the one hundred twentieth (120th) day prior to the fifth (5th) anniversary of the Effective Date of this Employment Agreement, the terms and provisions of the non-competition covenant contained in
Section 5.1 of this Employment Agreement shall be of no force and effect, unless the Company, in its sole discretion, notifies the Executive

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on or before the ninetieth (90th) day prior to the fifth (5th) anniversary date of the Effective Date of this Employment Agreement of its decision to continue to compensate the Executive for an additional two (2) year period (the "Non-Competition Extension Option") at an annual rate in an amount equal to the average Base Salary and bonus earned plus all Regular Benefits over the Employment Term, in which case, all of the terms and provisions of the non-competition covenant contained in Section 5.1 of this Employment Agreement shall remain in full force and effect for such additional two (2) year period.

                           5.2 CONFIDENTIAL INFORMATION. The Executive expressly
covenants and agrees that he will not at any time, whether during or after his employment by the Company, directly or indirectly, use or permit the use of any trade secrets, confidential information, or proprietary information (including, without limitation, customer lists, costing information, technical information, software techniques, business plans, marketing data, financial information or similar items) of the Company, or any affiliate of the Company, in connection with any activity or business, whether for his own account or otherwise (except solely the business of the Company, if and to the extent that the Executive is then an employee of the Company) and will not divulge such trade secrets, confidential information, proprietary information or terms of this Employment Agreement to any person, firm, corporation or other entity whatsoever.

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                           5.3 OWNERSHIP BY COMPANY. The Executive acknowledges
and agrees that all of his work product created, produced or conceived in connection with his association with the Company shall be deemed work for hire and shall be deemed owned exclusively by the Company. Without limiting the generality of the foregoing, the Executive agrees that the Company shall have and possess all proprietary rights, patent rights, copyright rights and trade secret rights as may exist in such work product or as which are inherent therein or appurtenant thereto. The Executive agrees to execute and deliver all documents required by the Company to document or perfect the Company's proprietary rights in and to the Executive's work product.

                           5.4 REMEDIES. In the event of the breach by Executive
of any of the terms and conditions of this Agreement on his part to be performed hereunder, or in the event of the breach or threatened breach by Executive of any of the terms and provisions of this Section 5, then the Company shall be entitled, if it so elects, to institute and prosecute any proceedings in any court of competent jurisdiction, either in law or equity, for such relief as it deems appropriate, including, without limiting the generality of the foregoing, any proceedings to obtain provable damages for any breach of this Agreement, to enforce the specific performance thereof by Executive or to obtain an injunction against the commission, threatened commission or continuance of any such breach or threatened breach without the necessity of proving actual damages or that damages would be inadequate or of posting a bond.

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In any such action, if the Company is successful, in whole or in part, Executive shall further, as an element of the Company's damages, be liable for the reasonable attorney's fees and expenses of the Company in the prosecution of such action or proceeding; provided, however, that if the Executive prevails, in whole or in part, in any such action or proceeding, and the matter is not otherwise settled by mutual agreement of the parties, the Company shall reimburse the Executive for the reasonable attorneys' fees and expenses of the Executive in defending against such action or proceeding.

                           5.5 COVENANTS NON-EXCLUSIVE. The Executive
acknowledges and agrees that the covenants contained in this Section 5 shall not be deemed exclusive of any common law rights of the Company in connection with the relationships contemplated hereby; and that the Company shall have any and all rights as may be provided by law in connection with the relationships contemplated hereby.

                  6. GENERAL.

                           6.1 APPLICABLE LAW AND EXPENSES. This document shall,
in all respects, be governed by the laws of the State of New York. With regard to such choice of law, the parties acknowledge that all of the negotiations relating to this Agreement were conducted in New York State, and that this Agreement has been executed by both parties in New York State. In any action or proceeding between the Company and the Executive, the prevailing

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party shall be entitled to recover reasonable attorney's fees and costs as well as any damages to which such party may be entitled.

                           6.2 VENUE; PROCESS. The parties to this Agreement
agree that jurisdiction and venue shall properly lie in the Supreme Court of the State of New York, Suffolk County, or in the United States District Court for the Eastern District of New York, with respect to any legal proceedings arising from this Agreement. Such jurisdiction and venue are merely permissive; jurisdiction and venue shall also continue to lie in any court where jurisdiction and venue would otherwise be proper. The parties agree that they will not object that any action commenced in the foregoing jurisdictions is commenced in a forum non conveniens. Notwithstanding the foregoing, however, nothing contained in this Section 6 shall be deemed to limit or waive any right of the parties to remove any dispute to federal court which might otherwise properly be removed to such court.

                           6.3 SURVIVAL. Except as otherwise provided herein,
the parties hereto agree that the covenants contained in Section 5 hereof shall survive any termination of employment by the Executive (other than wrongful termination by the Company) and any termination of this Agreement. In addition, the parties hereto agree that any compensation or right which shall have accrued, wholly or partly to the Executive as of the date of any termination of employment or termination hereof shall survive any such termination and shall be paid when due to the extent accrued on the date of such termination.

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                           6.4 CLAIMS BY EXECUTIVE'S PRIOR EMPLOYER. The
Executive represents and warrants to the Company (a) that, except for the original shareholders' agreement dated June 30, 1993 (and Rider), which by its terms expired on June 30, 1995, and has not been renewed in any respect by the parties thereto, he is not a party to any written employment agreement, stockholders' agreement, covenant not to compete, confidentiality agreement, non- solicitation of customer agreement or any other written agreement, arrangement or understanding with Jofra Enterprises, Inc. or any of its subsidiaries or affiliates, Harold Siegal, Joan Silverberg or any of their respective representatives or agents (collectively, the "Prior Employer") which otherwise restricts or limits the Executive's employment with the Company in any manner (collectively, the "Restrictive Agreements), and (b) that he is not a party to any Restrictive Agreement. Subject to the representations and warranties contained in this Section 6.5 being true and correct in all respects on and as of the date hereof and at all times hereafter, the Company shall, subject to the terms and conditions contained herein, defend the Executive and hold him harmless from and against any and all demands, claims, and lawsuits (collectively, "Claims") by and on behalf of the Prior Employer, directly or indirectly, arising out of, or related to the circumstances of, the negotiation and execution of this Agreement, and the Executive's commencement and continuation of employment hereunder and otherwise generally acting on the Company's behalf in competition with the Prior Employer; provided, however, such

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indemnification provisions shall not apply (i) in the event it is determined that the representations and warranties contained in this Section 6.5 are not true and correct in all respects on and as of the date hereof and at all times hereafter, or (ii) to any Claims, directly or indirectly, arising out of, or related to the Executive's acts or omissions during his employment with the Prior Employer (including, but not limited to, any breach of a fiduciary duty), other than the Executive's act of terminating his employment with his Prior Employer.

                           The Company shall contest or defend any Claim at its
sole cost and expense and through counsel of its own choosing, which counsel shall be reasonably acceptable to the Executive. The Company shall have the right to settle or compromise any Claim without the consent of the Executive. The Executive shall make available to the Company or its agents all records and other materials in his possession reasonably required by it for its use in contesting or defending any Claim and shall otherwise cooperate, at the expense of the Company, in the defense thereof in such manner as the Company reasonably requests.

                           6.5 NOTICES. Any and all notices required or desired
to be given hereunder by any party shall be in writing and shall be validly given or made to another party if delivered either personally, by telex, facsimile transmission, same day delivery service, overnight expedited delivery service, or if deposited in the United States Mail, certified or registered, postage prepaid, return receipt requested. If notice is served personally, notice

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shall be deemed effective upon receipt. If notice is served by telex or by facsimile transmission, notice shall be deemed effective upon transmission, provided that such notice is confirmed in writing by the sender within one day after transmission. If notice is served by same day delivery service or overnight expedited delivery service, notice shall be deemed effective the day after it is sent, and if notice is given by United States mail, notice shall be deemed effective five days after it is sent. In all instances, notice shall be sent to the parties at the following addresses:

                               If to the Company:

                               144 East Kingsbridge Road
                               Mount Vernon, New York   10550
                               Attention: Chairman of the Board and
                                          Chief Executive Officer

                               If to the Executive:

                               Mr. Jeff Schwartz
                               41 Roslyn Court
                               Port Jefferson, New York 11777

                               With a copy to:

                               Matthew Finklestein, Esq.
                               Smith, Finklestein, Lundberg,
                               Isler & Yakaboski
                               P.O. Box 389
                               456 Griffing Avenue
                               Riverhead, New York   11901

                  Any party may change its address for the purpose of receiving notices by a written notice given to the other party.

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                           6.6 MODIFICATIONS OR AMENDMENTS. No amendment, change
or modification of this document shall be valid unless in writing and signed by all of the parties hereto.

                           6.7 WAIVER. No reliance upon or waiver of one or more
provisions of this Agreement shall constitute a waiver of any other provisions hereof.

                           6.8 SUCCESSORS AND ASSIGNS. All of the terms and
provisions contained herein shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns. However, no party shall voluntarily assign any rights hereunder, or delegate any duties hereunder, except upon the prior written consent of the other.

                           6.9 SEPARATE COUNTERPARTS. This document may be
executed in one or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts shall, together, constitute and shall be one and the same instrument.

                           6.10 HEADINGS. The captions appearing at the
commencement of the sections hereof are descriptive only and are for convenience of reference. Should there be any conflict between any such caption and the section at the head of which it appears, the substantive provisions of such section and not such caption shall control and govern in the construction of this document.

                           6.11 FURTHER ASSURANCES. Each of the parties hereto
shall execute and deliver any and all additional papers,

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documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

JEFFCO EXPRESS MEDICAL
SUPPLY, INC.

By: /s/  Jeffco Express                      /s/ Jeff Schwartz
   -------------------------------          -----------------------------------
Name:                                       JEFF SCHWARTZ
Title:

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